AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 1997

                                FILE NO. 811-7824

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              -------------------

                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 5


                              INCOME MANAGERS TRUST
                              ---------------------
             (Exact Name of the Registrant as Specified in Charter)

                                605 Third Avenue
                          New York, New York 10158-0180
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (212) 476-8800

                         Theodore P. Giuliano, President
                              Income Managers Trust
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180

                            Arthur C. Delibert, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                    2nd Floor
                            Washington, DC 20036-1800
                   (Names and Addresses of Agents for Service)

================================================================================

                                EXPLANATORY NOTE


         This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended ("1940 Act"). However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 23 to the Registration Statement of Neuberger & Berman Income Funds ("Income Funds") (1940 Act File No. 2-85229, EDGAR Accession No. 0000898432-97-000039), as filed with the Securities and Exchange Commission on January 31, 1997 ("Spoke Registration Statement"). Part A of the Spoke
Registration Statement ("Spoke's Part A") includes the joint prospectus of Neuberger & Berman Government Money Fund, Neuberger & Berman Cash Reserves, Neuberger & Berman Ultra Short Bond Fund, Neuberger & Berman Limited Maturity Bond Fund, Neuberger & Berman Municipal Money Fund, Neuberger & Berman Municipal Securities Trust and Neuberger & Berman New York Insured Intermediate Fund, each of which invests in a master fund that is a series of Income Managers Trust.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.
-------  ----------------------------------

         Income Managers Trust ("Trust") is a diversified, no-load, open-end management investment company that was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated December 1, 1992.

         Beneficial interests in the Trust are divided into separate subtrusts or "series," each having a distinct investment objective and distinct investment policies and limitations. The Trust currently has seven series: Neuberger&Berman GOVERNMENT MONEY Portfolio, Neuberger&Berman CASH RESERVES Portfolio, Neuberger&Berman ULTRA SHORT Bond Portfolio, Neuberger&Berman LIMITED MATURITY Bond Portfolio, Neuberger&Berman MUNICIPAL MONEY Portfolio, Neuberger&Berman MUNICIPAL SECURITIES Portfolio, and Neuberger&Berman NEW YORK INSURED INTERMEDIATE Portfolio (each a "Portfolio"). Two series, Neuberger&Berman
PROFESSIONAL INVESTORS GROWTH Portfolio and Neuberger&Berman PROFESSIONAL INVESTORS MONEY Portfolio, were dissolved in 1994; Neuberger&Berman GOVERNMENT INCOME Portfolio was dissolved in 1996. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

         Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Neuberger&Berman Management Incorporated ("N&B Management") serves as the investment manager and Neuberger&Berman, L.L.C. ("Neuberger&Berman") serves as the sub-adviser of each Portfolio.

         Information on each Portfolio's investment objectives, the kinds of securities in which the Portfolios principally invest, other investment practices of the Portfolios, and risk factors associated with investments in the Portfolios is incorporated herein by reference from the section entitled "Investment Programs" in the Spoke's Part A (in particular, the introduction thereto and the subsections entitled "Money Market Portfolios," "Bond Portfolios," "Municipal Portfolios," "Short-Term Trading; Portfolio Turnover," "Ratings of Securities," "Borrowings", "Other Investments" and "Duration"). An explanation of certain types of investments made by the Portfolios is incorporated herein by reference from the section entitled "Description of Investments" in the Spoke's Part A. Additional investment techniques, features, and limitations concerning the Portfolios' investment programs are described in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT OF THE TRUST.
-------  ------------------------

         A description of how the business of the Trust is managed is incorporated herein by reference from the section entitled "Management and Administration" in the Spoke's Part A. The following list identifies the specific sections and subsections of the Spoke's Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

============================================================================

                           Management and Administration - Trustees and
Item 5(a)                  Officers

===========================================================================

                           Management and Administration - Investment
                           Manager, Administrator, Distributor, and Sub-Adviser; Management and Administration - Expenses
Item 5(b)                  Other Information - Directory

===========================================================================

                           Management and Administration - Investment
                           Manager, Administrator, Distributor, and Sub-
Item 5(c)                  Adviser

===========================================================================

Item 5(d)                  Not applicable

===========================================================================

                           Management and Administration - Transfer Agent and Shareholder Servicing Arrangements; Other
Item 5(e)                  Information -- Directory

===========================================================================

Item 5(f)                  Management and Administration - Expenses

===========================================================================

                           Management and Administration - Investment
                           Manager, Administrator, Distributor, and Sub-
Item 5(g)                  Adviser

============================================================================

         For investment management services, each Portfolio pays N&B Management a fee at the annual rate of 0.25% of the first $500 million of that Portfolio's average daily net assets, 0.225% of the next $500 million, 0.20% of the next $500 million, 0.175% of the next $500 million and 0.15% of average daily net assets in excess of $2 billion. During the 1996 fiscal year, each Portfolio bore total operating expenses as a percentage of its average daily net assets as follows:

=============================================================================
Neuberger & Berman Government Money Portfolio              0.31%
-----------------------------------------------------------------------------
Neuberger & Berman Cash Reserves Portfolio                 0.30%
-----------------------------------------------------------------------------
Neuberger & Berman Ultra Short Bond Portfolio              0.39%
-----------------------------------------------------------------------------
Neuberger & Berman Limited Maturity Bond Portfolio         0.33%
-----------------------------------------------------------------------------
Neuberger & Berman Municipal Money Portfolio               0.36%
-----------------------------------------------------------------------------
Neuberger & Berman Municipal Securities Portfolio          0.47%
-----------------------------------------------------------------------------
Neuberger & Berman New York Insured Intermediate           0.93%
Portfolio
=============================================================================



ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.
-------  -----------------------------------

         The Trust was organized as a common law trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate "series" of the Trust. The Trust currently has seven operating series; the Trust reserves the right to create and issue additional series.

         Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing signed by investors holding two-thirds of all interests.

         As of February 21, 1997, Neuberger&Berman Income Funds ("Income Funds") owns a majority interest in the Trust and each Portfolio thereof. However,

Income Funds has undertaken that, with respect to most matters on which the Trust seeks a vote of its interestholders, Income Funds will seek a vote of its shareholders and will vote its interest in the Trust in accordance with their instructions.

         Inquiries by a holder of an interest in a Portfolio should be directed to such Portfolio at the following address: 605 Third Avenue, New York, New York, 10158-0180.

         Each investor in a Portfolio will be liable for all obligations of the Portfolio. However, the risk of an investor in a Portfolio incurring financial loss beyond the amount of its investment on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing signed by a specified number of investors.

         Investments in a Portfolio may not be transferred, but an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. Each Portfolio's NAV is determined each day the New York Stock Exchange ("NYSE") is open for trading ("Business Day"). This determination is made once during each Business Day for each Portfolio, as follows: (1) as of 12:00 noon, Eastern time, in the case of Neuberger&Berman GOVERNMENT MONEY Portfolio, Neuberger&Berman CASH RESERVES Portfolio, and Neuberger&Berman MUNICIPAL MONEY Portfolio; and (2) as of the close of regular trading on the NYSE, usually 4:00 p.m., Eastern time, in the case of each other Portfolio (each a "Valuation Time").

         At each Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

         A Portfolio's net income consists of (1) all accrued interest (including earned discount, both original issue and market discount), dividends, and other income, including any net realized gains or losses on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in the Portfolio.

         Under the current method of the Portfolios' operations, they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. N&B Management intends to continue to manage each Portfolio's assets, income, and distributions in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

ITEM 7.  PURCHASE OF SECURITIES.
-------  -----------------------

         Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

         Information on the time and method of valuation of the Portfolio's assets is incorporated herein by reference from the section entitled "Share Prices and Net Asset Value" in the Spoke's Part A.

         There is no minimum initial or subsequent investment in any Portfolio. However, because each Portfolio intends at all times to be as fully invested as is reasonably practicable in order to enhance the yield on its assets, investments in each Portfolio must be made in federal funds (I.E., monies credited to the account of the Trust's custodian bank by a Federal Reserve
Bank). The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

         The Trust's placement agent is N&B Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. N&B Management receives no compensation for serving as the Trust's placement agent. The Chairman and President of the Trust are also officers and directors of the Trust's placement agent.

ITEM 8.  REDEMPTION OR REPURCHASE.
-------  -------------------------

         An investor in any Portfolio may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

         Each Portfolio reserves the right, under certain conditions, to pay withdrawals in kind. Unless requested by an investor or deemed by N&B Management to be in the best interests of investors in a Portfolio, a Portfolio will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

         Investments in a Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

ITEM 9.  PENDING LEGAL PROCEEDINGS.
-------  --------------------------

         Not applicable.

                                     PART B

         Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

         Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Spoke Registration Statement. Part B of the Spoke Registration Statement includes the joint Statement of Additional Information ("SAI") of Neuberger & Berman Government Money Fund, Neuberger & Berman Cash Reserves, Neuberger & Berman Ultra Short Bond Fund and Limited Maturity Bond Fund, and the joint Statement of Additional Information of Neuberger & Berman Municipal Money Fund, Neuberger & Berman Municipal Securities Trust, and Neuberger & Berman New York Insured Intermediate Fund (collectively, "Spoke's Part B").


Item 10.  Cover Page
         Not applicable.


Item 11.  Table of Contents.                                                Page

General Information and History..............................................B-2


Investment Objectives and Policies...........................................B-2


Management of the Trust......................................................B-2


Control Persons and Principal Holders of Securities..........................B-4


Investment Management and Other Services.....................................B-5


Brokerage Allocation and Other Practices.....................................B-6


Capital Stock and Other Securities...........................................B-6


Purchase, Redemption and Pricing of Securities...............................B-7


Tax Status...................................................................B-8


Underwriters.................................................................B-8


Calculation of Performance Data..............................................B-8


Financial Statements.........................................................B-8

Item 12.  General Information and History
--------  -------------------------------


         Income Managers Trust ("Trust") added the words "Neuberger & Berman" to the names of each of its series on December 22, 1993.

Item 13.  Investment Objectives and Policies
--------  ----------------------------------

         Part A contains information about the investment objectives, policies and limitations of Neuberger & Berman Government Money Portfolio, Neuberger & Berman Cash Reserves Portfolio, Neuberger & Berman Ultra Short Bond Portfolio, Neuberger & Berman Limited Maturity Bond Portfolio, Neuberger & Berman Municipal Money Portfolio, Neuberger & Berman Municipal Securities Portfolio, and Neuberger & Berman New York Insured Intermediate Portfolio, (each a "Portfolio"), the active series of the Trust. This section supplements the discussion in Part A of the investment objective, policies and limitations of each Portfolio.

         Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of each Portfolio, the types of securities bought and investment techniques used by each Portfolio, and certain risks attendant thereto, as well as other information on the Portfolios' investment programs, is incorporated herein by reference from the section entitled "Investment Information" in the Spoke's Part B. "Certain Risk Considerations" and "Appendix A - Ratings of Securities" in the Spoke's Part B are also incorporated herein by reference.

Item 14.  Management of the Trust
--------  -----------------------

         Trustees and Officers
         ---------------------

         Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other Neuberger & Berman Funds (Registered Trademark), is incorporated herein by reference from the section entitled "Trustees and Officers" in the Spoke's Part B.

         The following table sets forth information concerning the compensation of the Trustees of the Trust. None of the Neuberger & Berman Funds has any retirement plan for its trustees or officers.

                              TABLE OF COMPENSATION
                         FOR FISCAL YEAR ENDED 10/31/96



                                              Aggregate         Total Compensation from
                                            Compensation        Trusts in the Neuberger &
                                              from the          Berman Fund Complex
Name and Position with                         Trust            Paid to Trustees
----------------------                         -----            ----------------

John Cannon                                     $16,000          $31,000
Trustee                                                          (2 other investment
                                                                 companies)

Charles DeCarlo                                 $17,500          $35,000
Trustee                                                          (2 other investment
(retired 12/96)                                                  companies)

Stanley Egener                                    $ 0            $ 0
Chairman of the Board,                                           (9 other investment
Chief Executive Officer,                                         companies)
and Trustee

Theodore P. Giuliano                              $ 0            $ 0
President and Trustee                                            (2 other investment
                                                                 companies)

Barry Hirsch                                    $17,750          $35,500
Trustee                                                          (2 other investment
                                                                 companies)

Robert A. Kavesh                                $16,000          $31,000
Trustee                                                          (2 other investment
                                                                 companies)

Harold R. Logan                                 $15,250          $30,500
Trustee                                                          (2 other investment
(retired 12/96)                                                  companies)

William E. Rulon                                $15,250          $30,500
Trustee                                                          (2 other investment
                                                                 companies)

Candace L. Straight                             $15,500          30,500
Trustee                                                          (2 other investment
                                                                 companies)



Item 15.  Control Persons and Principal Holders of Securities
--------  ---------------------------------------------------

         As of February 21, 1997, each Portfolio could be deemed to be under the control of a corresponding series of Neuberger & Berman Income Funds ("Income Funds"). Specifically, as of that date, (1) Neuberger & Berman Ultra Short Bond Fund owned 89.95% of the value of the outstanding interests in Neuberger & Berman Ultra Short Bond Portfolio, (2) Neuberger & Berman Limited Maturity Bond Fund owned 88.17% of the value of the outstanding interests in Neuberger & Berman Limited Maturity Bond Portfolio, (3) Neuberger & Berman Cash Reserves owned 100% of the value of the outstanding interests in Neuberger & Berman Cash Reserves Portfolio, (4) Neuberger & Berman Government Money Fund owned 100% of the value of the outstanding interests in Neuberger & Berman Government Money Portfolio, (5) Neuberger & Berman New York Insured Intermediate Fund owned 100% of the value of the outstanding interests in Neuberger & Berman New York Insured Intermediate Portfolio, (6) Neuberger & Berman Municipal Money Fund owned 100% of the value of the outstanding interests in Neuberger & Berman Municipal Money Portfolio, and (7) Neuberger & Berman Municipal Securities Trust owned 100% of the value of the outstanding interests in Neuberger & Berman Municipal Securities Portfolio. So long as a Fund owns more than 50% of the value of the outstanding interests in its corresponding Portfolio, such Fund may take actions without the approval of any other registered investment company that invests in the Portfolio. However, where the action requires a vote of a Portfolio's interestholders, the power of a Fund to control such action may depend on the vote of the Fund's shareholders.

         As of February 21, 1997, the series of Neuberger & Berman Income Trust ("Income Trust") owned 5% or more of the value of the outstanding interests in their corresponding Portfolios as follows: Neuberger & Berman Ultra Short Bond Trust owned 10.05% of the outstanding interests in Neuberger & Berman Ultra Short Bond Portfolio, and Neuberger & Berman Limited Maturity Trust owned 11.83% of the outstanding interests in Neuberger & Berman Limited Maturity Bond Portfolio.

         Income Funds and Income Trust have informed the Trust that, in most cases where a Fund is requested to vote on matters pertaining to its corresponding Portfolio, the affected Fund will solicit proxies from its shareholders and will vote its interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in a Portfolio will follow the same or a similar practice.

         The address of each of the above-described control persons is 605 Third Avenue, 2nd Floor, New York, New York 10158-0180.

Item 16.  Investment Management and Other Services
--------  ----------------------------------------

         Information on the investment management and other services provided for or on behalf of each Portfolio is incorporated herein by reference from the sections entitled "Investment Management and Administrative Services," "Trustees and Officers," "Custodian and Transfer Agent," "Independent Auditors" and "Legal Counsel" in the Spoke's Part B. The following list identifies the specific sections and subsections in the Spoke's Part B under which the information required by Item 16 of Form N-1A may be found; each listed section is incorporated herein by reference.

Form N-1A                 Incorporated by Reference from the
Item No.                  Following Section of Spoke's Part B
--------                  -----------------------------------

Item 16(a) Investment Management and Administration Services -- Investment Manager and Administrator; -- Sub-Adviser and -- Management and Control of N&B Management; Trustees and Officers

Item 16(b) Investment Management and Administration Services -- Investment Manager and Administrator

Item 16(c)       Not applicable

Item 16(d)       Not applicable

Item 16(e)       Not applicable

Item 16(f)       Not applicable

Item 16(g)       Not applicable

Item 16(h)       Custodian and Transfer Agent; Independent Auditors

Item 16(i)       Not applicable

             The total management fees paid by each operating Portfolio (except Neuberger & Berman New York Insured Intermediate Portfolio) to N&B Management under the Management Agreement during the fiscal years ended October 31, 1996, 1995 and 1994 were:


                         PORTFOLIO                                     1996               1995              1994
                         ---------                                     ----               ----              ----

Neuberger & Berman Government Money Portfolio                        $710,819           $745,052          $553,360
Neuberger & Berman Cash Reserves Portfolio                         $1,167,592           $852,207          $724,879
Neuberger & Berman Ultra Short Bond Portfolio                        $252,131           $229,072          $268,424
Neuberger & Berman Limited Maturity Bond Portfolio                   $750,980           $769,332          $835,161
Neuberger & Berman Municipal Money Portfolio                         $400,339           $379,000          $412,000
Neuberger & Berman Municipal Securities Portfolio                    $103,591           $110,000          $204,000


         Total management fees paid by Neuberger & Berman New York Insured Intermediate Portfolio for the fiscal years ended October 31, 1996 and 1995 and the fiscal period February 1, 1994 (commencement of operations) to October 31, 1994 were $25,381, $29,000 and $28,000, respectively.

Item 17.  Brokerage Allocation and Other Practices.
--------  -----------------------------------------

         A description of each Portfolio's brokerage allocation and other practices, and information regarding shares held by a portfolio in its regular brokers and dealers is incorporated herein by reference from the section entitled "Portfolio Transactions" in the Spoke's Part B.

Item 18.  Capital Stock and Other Securities.
--------  -----------------------------------

         Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will vote together in certain circumstances (e.g., election of the Trustees and ratification of the selection of auditors, as provided by the 1940 Act and the rules thereunder).
One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio).

         The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the lesser of (1) 67% of the total units of beneficial interest of the Portfolio represented at a meeting at which more than 50% of the outstanding units of beneficial interest of the Portfolio are represented or (2) a majority of the outstanding units of beneficial interest of the Portfolio. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of at least two-thirds of its investors, or (2) by the Trustees on written notice to the Portfolio's investors.

         The Trust is organized as a trust under the laws of the State of New York. Investors in a Portfolio will be held personally liable for the Portfolio's obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest. The Declaration of Trust also provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, investors, Trustees, officers, employees, and agents in such amounts the Trustees deem adequate to cover possible tort and other liabilities. Thus, the risk of an investor incurring financial loss beyond the amount of its investment on account of such liability is limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

         The Declaration of Trust further provides that obligations of a Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act. The Declaration of Trust, however, does not protect a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties.

         Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

Item 19.  Purchase, Redemption and Pricing of Securities.
--------  -----------------------------------------------

         Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Items 4, 7, and 8 in Part A.

         Information on the use of the amortized cost valuation method in reliance on Rule 2a-7 under the 1940 Act by Neuberger & Berman Government Money Portfolio, Neuberger & Berman Cash Reserves Portfolio and Neuberger & Berman Municipal Money Portfolio is incorporated herein by reference from the section entitled "Valuation of Portfolio Securities" in the Spoke's Part B.

         Futures Contracts are marked to market daily, and options thereon are valued at their latest sale price on the applicable exchange prior to pricing. If, for any such option, there is no sale on that day prior to pricing, it is valued at its bid price at that time; except that, if N&B Management believes that bid price does not accurately reflect the option's value at the time of pricing, it is valued at fair value, as determined in accordance with procedures approved by the Trustees. All other securities and assets, including illiquid securities, are valued in good faith in a manner designed to reflect their fair value, in accordance with procedures approved by the Trustees.

Item 20.  Tax Status.
--------  -----------

         Information on the taxation of the Portfolios is incorporated herein by reference from the section entitled "Additional Tax Information - Taxation of the Portfolio(s)" in the Spoke's Part B, substituting for "Fund" whenever used therein either "investor in a Portfolio" or "RIC investor" (i.e., an investor in a Portfolio that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

Item 21.  Underwriters.
--------  -------------

         N&B Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Portfolios' investment manager, serves as the Trust's placement agent. N&B Management receives no compensation for such placement agent services. Beneficial interests in the Portfolios are issued continuously.

Item 22.  Calculation of Performance Data.
--------  --------------------------------

         Not applicable.

Item 23.  Financial Statements.
--------  ---------------------

         Audited financial statements for the Portfolios for the fiscal year ended October 31, 1996, and the reports of Ernst & Young LLP, independent auditors, with respect to such financial statements are incorporated by reference from the Annual Reports to Shareholders of Neuberger & Berman Income Funds for the period ended October 31, 1996, File Nos. 2-85229 and 811-3802, EDGAR Accession No. 0000898432-96-000567 and 0000898432-96-000568.

                              INCOME MANAGERS TRUST

                                     PART C

                                OTHER INFORMATION

Item 24.  Financial Statements and Exhibits

(a)      Financial Statements

         Audited financial statements of the following seven series of Income Managers Trust, Neuberger & Berman Government Money Portfolio, Neuberger & Berman Cash Reserves Portfolio, Neuberger & Berman Ultra Short Bond Portfolio, Neuberger & Berman Limited Maturity Bond Portfolio, Neuberger & Berman Municipal Money Portfolio, Neuberger & Berman Municipal Securities Portfolio, and Neuberger & Berman New York Insured Intermediate Portfolio, are incorporated into Part B by reference to the Annual Reports to Shareholders of Neuberger & Berman Income Funds, File Nos. 2-85229 and 811-3802, Edgar Accession Nos. 0000898432-96-000567 and 0000898432-96- 000568.

(b)      Exhibits:

               Exhibit
               Number                        Description
               ------                        -----------

               (1)      (a)     Declaration of Trust of Income Managers Trust.
                                Incorporated by Reference to Amendment No. 4 to
                                Registrant's Registration Statement, File No.
                                811-7824, Edgar Accession No.
                                0000898432-96-000134.

                        (b) Schedule A - Current Series of Income Managers Trust. Incorporated by Reference to Amendment No. 4 to Registrant's Registration Statement, File No. 811-7824, Edgar Accession No. 0000898432-96-000134.

               (2) By-Laws of Income Managers Trust. Incorporated by Reference to Amendment No. 4 to Registrant's Registration Statement, File No. 811-7824, Edgar Accession No. 0000898432-96-000134.

               (3)      Voting Trust Agreement.  None.

               (4)      (a)    Declaration of Trust of Income Managers Trust,
                               Articles V-IX.  Incorporated by Reference to
                               Amendment No. 4 to Registrant's Registration
                               Statement, File No. 811-7824, Edgar  Accession
                               No. 0000898432-96-000134.

                        (b) By-laws of Income Managers Trust Articles V, VI and VIII. Incorporated by Reference to Amendment No. 4 to Registrant's Registration Statement, File No. 811-7824, Edgar Accession No. 0000898432-96-000134.

                (5)     (a)    (i)   Management Agreement Between Income
                                     Managers Trust and Neuberger & Berman
                                     Management Incorporated.  Incorporated by
                                     Reference to Post-Effective Amendment No.

                                     21 to Registration Statement of Neuberger &
                                     Berman Income Funds, File Nos. 2-85229 and
                                     811-3802, Edgar Accession No. 0000898432-
                                     96-000117.

                              (ii) Schedule A - Series of Income Managers Trust Currently Subject to the Management Agreement. Incorporated by Reference to Post-Effective Amendment No. 21 to Registration Statement of Neuberger & Berman Income Funds, File Nos. 2-85229 and 811-3802, Edgar Accession No. 0000898432-
                                     96-000117.

                             (iii) Schedule B - Schedule of Compensation Under the Management Agreement. Incorporated by Reference to Post-Effective Amendment No. 21 to Registration Statement of Neuberger & Berman Income Funds, File Nos. 2-85229 and 811-3802, Edgar Accession No. 0000898432-
                                     96-000117.

                        (b)    (i)   Sub-Advisory Agreement Between Neuberger &
                                     Berman Management Incorporated and
                                     Neuberger & Berman, L.P. with Respect to
                                     Income Managers Trust.  Incorporated by
                                     Reference to Post-Effective Amendment No.
                                     21 to Registration Statement of Neuberger &
                                     Berman Income Funds, File Nos. 2-85229 and
                                     811-3802, Edgar Accession No. 0000898432-
                                     96-000117.

                              (ii) Schedule A - Series of Income Managers Trust Currently Subject to the Sub-Advisory Agreement. Incorporated by Reference to Post-Effective Amendment No. 21 to Registration Statement of Neuberger & Berman Income Funds, File Nos. 2-85229 and 811-3802, Edgar Accession No. 0000898432-
                                     96-000117.

                             (iii) Substitution Agreement among Neuberger & Berman Management Incorporated, Income Managers Trust, Neuberger & Berman, L.P. and Neuberger & Berman, LLC. Filed herewith.

                (6)     Distribution Agreement.  None.

                (7)     Bonus, Profit Sharing or Pension Plans.  None.

                (8)     (a)    Custodian Contract Between Income Managers Trust
                               and State Street Bank and Trust Company.
                               Incorporated by Reference to Amendment No. 4 to
                               Registrant's Registration Statement, File No.
                               811-7824, Edgar Accession No. 0000898432-96-
                               000134.

                        (b)    Schedule A - Approved Foreign Banking
                               Institutions and Securities Depositories Under the Custodian Contract. Incorporated by Reference to Post-Effective Amendment No. 21 to

                               Registration Statement of Neuberger & Berman
                               Income Funds, File Nos. 2-85229 and 811-3802, Edgar Accession No. 0000898432-96-000117.

                        (c)    Agreement  between  Income  Managers
                               Trust  and  State  Street  Bank  and
                               Trust  Company  Adding  Neuberger  &
                               Berman New York Insured Intermediate
                               Portfolio as a Portfolio Governed by
                               the Custodian Contract.
                               Filed herewith.

                        (d) Schedule of Compensation under the Custodian Contract. Filed herewith.

                   (9)  (a)    Transfer Agency and Service Agreement Between
                               Income Managers Trust and State Street Bank and
                               Trust Company.  Filed herewith.

                        (b)    Agreement  Between  Income  Managers
                               Trust  and  State  Street  Bank  and
                               Trust  Company  Adding  Neuberger  &
                               Berman New York Insured Intermediate
                               Portfolio as a Portfolio Governed by
                               the  Transfer   Agency  and  Service
                               Agreement. Filed herewith.

                  (10) Opinion and Consent of Kirkpatrick & Lockhart on Securities Matters. None.

                  (11)         Opinions, Appraisals, Rulings and Consents:
                               Consent of Independent Auditors.  None.

                  (12)         Financial Statements Omitted from Prospectus.
                               None.

                  (13)         Letter of Investment Intent.  None.

                  (14)         Prototype Retirement Plan.  None.

                  (15)         Plan pursuant to Rule 12b-1.  None.

                  (16)         Schedule of Computation of Performance
                               Quotations.  None.

                  (17)         Financial Data Schedules.  Filed herewith.

                  (18)         Plan pursuant to Rule 18f-3.  None.

Item 25.  Persons Controlled By or Under Common Control with Registrant
--------  -------------------------------------------------------------

         No person is controlled by or under common control with the Registrant.


Item 26.  Number of Holders of Securities
--------  -------------------------------

         The following information is given as of February 27, 1997.

                                                                    Number of
         Title of Class                                           Record Holders
         --------------                                           --------------

         Neuberger & Berman Government Money Portfolio                 3
         Neuberger & Berman Cash Reserves Portfolio                    3
         Neuberger & Berman Ultra Short Bond Portfolio                 4
         Neuberger & Berman Limited Maturity Bond Portfolio            4
         Neuberger & Berman Municipal Money Portfolio                  3
         Neuberger & Berman Municipal Securities Portfolio             3

         Neuberger & Berman New York Insured Intermediate Portfolio    3

Item 27.  Indemnification

         A New York trust may provide in its governing instrument for indemnification of its officers and trustees from and against all claims and demands whatsoever. Article V, Section 5.4 of the Declaration of Trust provides that the Registrant shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended (the "1940 Act")), each trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Registrant (including any individual, corporation, partnership, trust, association, joint venture or other entities, whether or not legal entities, and governments and agencies and political subdivision thereof ("Person"), who serves at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office: (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial- type inquiry), by written opinion from independent legal counsel approved by the trustees; or (iii) by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in the Registrant's Declaration of Trust or to which such Person may be otherwise entitled except out of the Trust Property (as defined in the Declaration of Trust). The rights of indemnification provided herein may be insured against by policies maintained by the Registrant. The trustees may make advance payments in connection with this indemnification, provided that the indemnified Person shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either: (i) such Person shall have provided appropriate security for such undertaking; or (ii) the Registrant is insured against losses arising out of any such advance payments; or (iii) either a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will not be disqualified from indemnification.

         Pursuant to Article V Section 5.1 of the Registrant's Declaration of Trust, each holder of an interest in a series of the Registrant shall be jointly and severally liable with every other holder of an interest in that series (with rights of contribution inter se in proportion to their respective interests in the series) for the liabilities and obligations of that series (and of no other series) in the event that the Registrant fails to satisfy such liabilities and obligations from the assets of that series; provided, however, that, to the extent assets of that series are available, the Registrant shall indemnify and hold each holder harmless from and against any claim or liability to which such holder may become subject by reason of being or having been a holder of an interest in that series to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other holders of interests in that series, is greater than such holder's interest (proportionate share), and shall reimburse such holder for all legal and other expenses reasonably incurred by such holder in connection with any such claim or liability. The rights accruing to a holder under the Registrant's Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Registrant to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each holder of an interest in a series shall remain jointly and severally liable to the creditors of that series as a legal matter. The liabilities of a particular series and the right to indemnification granted hereunder to holders of interests in such series shall not be enforceable against any other series or holders of interests in any other series.

         Section 9 of the Management Agreement between the Registrant and Neuberger & Berman Management Incorporated ("N&B Management") provides that neither N&B Management nor any director, officer or employee of N&B Management performing services for the series of the Registrant at the direction or request of N&B Management in connection with N&B Management's discharge of its obligations under the agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the agreement relates; provided, that nothing in the agreement shall be construed (i) to protect N&B Management against any liability to the Registrant or any series thereof or its holders to which N&B Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of N&B Management's duties, or by reason of N&B Management's reckless disregard of its obligations and duties under the agreement, or (ii) to protect any director, officer or employee of N&B Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

         Section 1 of the Sub-Advisory Agreement between the Registrant and Neuberger & Berman, L.L.C. ("Sub-Adviser") provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its duties and obligations under the agreement, the Sub-Adviser will not be subject to liability for any act or omission or any loss suffered by any series of the Registrant or its security holders in connection with the matters to which the agreement relates.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


Item 28.    Business and Other Connections of Investment Manager and Sub-Adviser
--------    --------------------------------------------------------------------

         Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of N&B Management and each principal of the Sub-Adviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from Item 28 in Part C of Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Neuberger & Berman Income Funds (1940 Act File No. 811- 3802, EDGAR Accession No. 0000898432-97-000039), as filed with the Securities and Exchange Commission on January 31, 1997.


Item 29.  Principal Underwriters
--------  ----------------------

         Not Applicable.

Item 30.  Location of Accounts and Records
--------  --------------------------------

         All accounts,  books and other  documents  required to be maintained by
Section 31(a) of the 1940 Act and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Declaration of Trust and By-laws, minutes of meetings of the Registrant's Trustees and investors and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158.

Item 31.  Management Services
--------  -------------------

         Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 32.  Undertakings
--------  ------------

         None.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 5 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and the State of New York on the 28th day of February, 1997.

                                           INCOME MANAGERS TRUST



                                           By   /s/ Stanley Egener
                                              ---------------------------
                                               Stanley Egener
                                               Chairman of the Board

                              INCOME MANAGERS TRUST
                       REGISTRATION STATEMENT ON FORM N-1A

                                INDEX TO EXHIBITS

Exhibit                                                            Sequentially
Number                          Description                       Numbered Pages

    (1)    (a)      Declaration of Trust of Income Managers            N.A.
                    Trust.  Incorporated by Reference to
                    Amendment No. 4 to Registrant's
                    Registration Statement, File No. 811-
                    7824, Edgar Accession No. 0000898432-96-
                    000134.

           (b)      Schedule A - Current Series of Income              N.A.
                    Managers Trust.  Incorporated by
                    Reference to Amendment No. 4 to
                    Registrant's Registration Statement, File
                    No. 811-7824, Edgar Accession No.
                    0000898432-96-000134.

    (2)    By-Laws of Income Managers Trust.  Incorporated              N.A.
           by Reference to Amendment No. 4 to Registrant's
           Registration Statement, File No. 811-7824,
           Edgar Accession No. 0000898432-96-000134.

    (3)    Voting Trust Agreement.  None.                               N.A.

    (4)    (a)      Declaration of Trust of Income Managers             N.A.
                    Trust, Articles V-IX.  Incorporated by
                    Reference to Amendment No. 4 to
                    Registrant's Registration Statement, File
                    No. 811-7824, Edgar  Accession No.
                    0000898432-96-000134.

           (b)      By-laws of Income Managers Trust Articles
                    V, VI and VIII.  Incorporated by
                    Reference to Amendment No. 4 to
                    Registrant's Registration Statement, File
                    No. 811-7824, Edgar Accession No.
                    0000898432-96-000134.

    (5)    (a)      (i)   Management Agreement Between Income          N.A.
                          Managers Trust and Neuberger &
                          Berman Management Incorporated.
                          Incorporated by Reference to Post-
                          Effective Amendment No. 21 to
                          Registration Statement of Neuberger
                          & Berman Income Funds, File Nos.
                          2-85229 and 811-3802, Edgar
                          Accession No. 0000898432-96-000117.

                   (ii)   Schedule A - Series of Income                N.A.
                          Managers Trust Currently Subject to
                          the Management Agreement.
                          Incorporated by Reference to Post-
                          Effective Amendment No. 21 to
                          Registration Statement of Neuberger
                          & Berman Income Funds, File Nos.
                          2-85229 and 811-3802, Edgar
                          Accession No. 0000898432-96-000117.

                  (iii)  Schedule B - Schedule of                      N.A.
                         Compensation Under the Management
                         Agreement.  Incorporated by
                         Reference to Post-Effective
                         Amendment No. 21 to Registration
                         Statement of Neuberger & Berman
                         Income Funds, File Nos. 2-85229 and
                         811-3802, Edgar Accession No.
                         0000898432-96-000117.

           (b)      (i)  Sub-Advisory Agreement Between               N.A.
                         Neuberger & Berman Management
                         Incorporated and Neuberger &
                         Berman, L.P. with Respect to Income
                         Managers Trust. Incorporated by
                         Reference to Post-Effective
                         Amendment No. 21 to Registration
                         Statement of Neuberger & Berman
                         Income Funds, File Nos. 2-85229 and
                         811-3802, Edgar Accession No.
                         0000898432-96-000117.

                   (ii)  Schedule A - Series of Income                N.A.
                         Managers Trust Currently Subject to
                         the Sub-Advisory Agreement.
                         Incorporated by Reference to Post-
                         Effective Amendment No. 21 to
                         Registration Statement of Neuberger
                         & Berman Income Funds, File Nos. 2-
                         85229 and 811-3802, Edgar Accession
                         No. 0000898432-96-000117.

                  (iii)  Substitution Agreement among                _____
                         Neuberger & Berman Management
                         Incorporated, Income Managers
                         Trust, Neuberger & Berman, L.P. and
                         Neuberger & Berman, LLC. Filed
                         herewith.


    (6)    Distribution Agreement.  None.                               N.A.

    (7)    Bonus, Profit Sharing or Pension Plans.  None.               N.A.

    (8)    (a)      Custodian Contract Between Income                   N.A.
                    Managers Trust and State Street Bank and
                    Trust Company.  Incorporated by Reference
                    to Amendment No. 4 to Registrant's
                    Registration Statement, File No. 811-               N.A.
                    7824, Edgar Accession No. 0000898432-96-
                    000134.

           (b)      Schedule A - Approved Foreign Banking               N.A.
                    Institutions and Securities Depositories
                    Under the Custodian Contract.
                    Incorporated by Reference to Post-
                    Effective Amendment No. 21 to
                    Registration Statement of Neuberger &
                    Berman Income Funds, File Nos. 2-85229
                    and 811-3802, Edgar Accession No.
                    0000898432-96-000117.

           (c)      Agreement between Income Managers Trust            _____
                    and State Street Bank and Trust Company
                    Adding Neuberger & Berman New York
                    Insured Intermediate Portfolio as a
                    Portfolio Governed by the Custodian
                    Contract.  Filed herewith

           (d)      Schedule of Compensation under the                 _____
                    Custodian Contract.  Filed herewith.


   (9)     (a)      Transfer Agency and Service                        _____
                    Agreement Between Income Managers
                    Trust and State Street Bank and
                    Trust Company. Filed herewith.

           (b)      Agreement Between Income Managers                 _____
                    Trust and State Street Bank and
                    Trust Company  Adding  Neuberger & Berman
                    New York Insured  Intermediate  Portfolio
                    as a Portfolio  Governed by the  Transfer
                    Agency  and  Service   Agreement.   Filed
                    herewith.

   (10)    Opinion and Consent of Kirkpatrick & Lockhart                N.A.
           on Securities Matters.  None.

   (11)    Opinions, Appraisals, Rulings and Consents:                  N.A.
           Consent of Independent Auditors.  None.

   (12)    Financial Statements Omitted from Prospectus.                N.A.
           None.

   (13)    Letter of Investment Intent.  None.                          N.A.

   (14)    Prototype Retirement Plan.  None.                            N.A.

   (15)    Plan pursuant to Rule 12b-1.  None.                          N.A.

   (16)    Schedule of Computation of Performance                       N.A.
           Quotations.  None.

   (17)    Financial Data Schedules.  Filed herewith.                   ____

   (18)    Plan pursuant to Rule 18f-3.  None.                          N.A.